                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.141-11(c) or Section 240.14a-12

                              Cyberonics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        N/A
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        N/A
        ------------------------------------------------------------------------
    (5) Total fee paid:
        N/A
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        N/A
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        N/A
        ------------------------------------------------------------------------
    (3) Filing Party:
        N/A
        ------------------------------------------------------------------------
    (4) Date Filed:
        N/A
        ------------------------------------------------------------------------

                                CYBERONICS, INC.
                                  ------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 28, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Cyberonics, Inc., a Delaware corporation (the "Company"), will be held on Thursday, January 28, 1999, at 9:00 a.m., local time, at the South Shore Harbor Resort & Conference Center, 2500 South Shore Boulevard, League City, Texas, for the following purposes:

     1. To elect six directors to serve for the following year and until their successors are duly elected;

     2. To ratify the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending June 30, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on December 15, 1998, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                       Sincerely,

                                       ROBERT P. CUMMINS
                                       President and Chief Executive Officer
Houston, Texas
December 18, 1998


--------------------------------------------------------------------------------
                                   IMPORTANT
                                   ---------

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY
--------------------------------------------------------------------------------

                                CYBERONICS, INC.
                                  ------------
                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 28, 1999
                                  ------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of Cyberonics, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on Thursday, January 28, 1999, at 9:00 a.m., local time, at the South Shore Harbor Resort & Conference Center, 2500 South Shore Boulevard, League City, Texas, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     These Proxy solicitation materials were mailed on or about December 18, 1998 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

     Only stockholders of record at the close of business on December 15, 1998 (the "Record Date"), are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of such date consisted of 17,458,928 shares of Common Stock, $.01 par value. For information regarding holders of more than 5% of the outstanding Common Stock, see "Election of Directors--Securities Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

     The enclosed Proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

     Every stockholder of record on the record date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for six nominees and the six nominees with the greatest number of votes will be elected.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation personally or by telephone, telecopy, or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling president to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than August 20, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 1999 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy related to that meeting, the stockholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no later than October 16, 1999. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 1999 Annual Meeting.


                             ELECTION OF DIRECTORS

GENERAL

     A Board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's six nominees named below. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

VOTE REQUIRED

     The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

     The names and certain information about the Company's nominees, including their ages as of the Record Date are set forth below:

                                                                                          Director
            Name              Age                   Principal Occupation                   Since
            ----              ---                   --------------------                  --------
Robert P. Cummins. . . . . .   44  President and Chief Executive Officer of the Company     1988

Reese S. Terry, Jr.. . . . .   56  Chairman of the Board, Executive Vice President and      1987
                                        Secretary of the Company

Stanley H. Appel, M.D. . . .   65  Chairman, Baylor College of Medicine, Department         1996
                                        of Neurology

Tony Coelho. . . . . . . . .   56  Independent Business Consultant                          1997

Thomas A. Duerden, Ph.D.. .    69  Independent Business Consultant                          1989

Michael J. Strauss, M.D.. .    45  Executive Vice President, Covance Health Economics       1997
                                   and Outcomes Services, Inc.

     Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Mr. Cummins became a director of the Company in June 1988. He was appointed President and Chief Executive Officer of the Company in September 1995. Until September 1995, he was also a general partner of Vista Partners, L.P., a venture capital partnership which he joined in 1984, a general partner of Vista III Partners, L.P., a venture capital firm formed in 1986 and Vice President of Vista Ventures Inc., a venture capital advisory firm.

     Mr. Terry co-founded the Company in December 1987 and served as a Director and Chief Executive Officer of the Company until February 1990, when he became Chairman of the Board and Executive Vice President. Mr. Terry has also served as Secretary of the Company from its inception and as President of the Company for four months in 1995. From 1976 to 1986, Mr. Terry held executive positions with Intermedics, Inc., a medical device and electronics company, including serving as Vice President of Engineering, Vice President of Corporate Technical Resources and, most recently, as Vice President of Quality.

     Dr. Appel has been a director of the Company since December 1996 and the chair of Company's Scientific Advisory Board since its formation in 1994. Since 1977, Dr. Appel has been Chairman of the Baylor College of Medicine Department of Neurology.

     Mr. Coelho has been a director of the Company since March 1997 and an independent business consultant since June 1998. From October 1992 to June 1998, Mr. Coelho was the Chairman and Chief Executive Officer of ETC w/tci, the Washington-based education, training and communications subsidiary of Tele-Communications, Inc. From January 1990 to September 1995, Mr. Coelho served as the President and

Chief Executive Officer of Wertheim Schroder Investment Services, Inc., an asset management firm, and from October 1989 to September 1995, he served as Managing Director of Wertheim Schroder and Co., an investment banking firm. Mr. Coelho served in the United States House of Representatives as a Representative from California from 1979 to 1989, and served as House Majority Whip form 1986 to 1989. Mr. Coelho is also a member of the Board of Directors of ICF Kaiser International, Inc., ITT Educational Services, Inc., Service Corporation International and TEI, Inc.

     Dr. Duerden has been a director of the Company since March 1989 and an independent business consultant since January 1990. From December 1988 through January 1990, Dr. Duerden served as Chairman of the Board and Chief Executive Officer of Tonometrics, Inc., a medical diagnostic device company. From 1979 through 1988, Dr. Duerden served as Chairman and Chief Executive Officer of Electro Biology, Inc., an orthopedic device company.

     Dr. Strauss has been a director of the Company since March 1997. Since June 1988, Dr. Strauss served first as President, then as Corporate Vice President and General Manager and currently as Executive Vice President at Covance Health Economics and Outcomes Services Inc. (formerly Health Technology Associates, Inc.), a consulting and research services firm specializing in third-party health care payment issues.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings and acted by written consent one time during the fiscal year ended June 30, 1998. The Board has an Audit Committee and a Compensation Committee. There is no nominating committee or other committee performing a similar function.

     The Audit Committee, which currently consists of Thomas A. Duerden and Michael J. Strauss, held three meetings during the fiscal year ended June 30, 1998. This Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by such accountants and for reviewing and evaluating the Company's accounting principals and its system of internal accounting controls.

     The Compensation Committee, which currently consists of director Tony Coelho and Stanley H. Appel, held one meeting and acted by written consent 46 times during the fiscal year ended June 30, 1998. This Committee establishes salary and incentive compensation of the executive officers of the Company and administers the Company's employee benefit plans.

     During the fiscal year ended June 30, 1998, no director attended fewer than 75% of the aggregate of the total number meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served, except that Mr. Coehlo attended only five of the seven total meetings of the Board of Directors and Compensation Committee held during fiscal 1998.

BOARD COMPENSATION

     Directors do not receive any cash compensation for their services as members of the Board of Directors. Nonemployee directors are eligible for discretionary option grants under the Company's 1996 Option Plan. During fiscal 1998, each nonemployee director was granted an option to purchase 5,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options vest as to 25% of the shares at the first meeting attended by a director following the date of grant of the option and 25% of the shares on each of the first three anniversaries of the date of grant based upon continued service on the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of Cyberonics Common Stock (i) by each person known by Cyberonics to own beneficially more than five percent of the outstanding shares of Cyberonics Common Stock, (ii) by each director of Cyberonics, (iii) by each of the Chief Executive Officer and four other most highly paid executive officers of Cyberonics who earned over $100,000 in fiscal 1998 and were officers as of the Record Date and (iv) by all directors and executive officers as a group. Except as otherwise noted below, Cyberonics knows of no agreements among its stockholders which relate to voting or investment of its shares of Cyberonics Common Stock.

                                                                                         Percentage of
                                                                             Shares       Outstanding
                                                                          Beneficially      Shares
Name of Beneficial Owner                                                    Owned(1)       Owned(1)
------------------------                                                  ------------   -------------
The Clark Estates(2)  . . . . . . . . . . . . . . . . . . . . . . . . .     1,526,208        8.7%
  30 Wall Street
  New York, NY 10005

St. Jude Medical, Inc.(3) . . . . . . . . . . . . . . . . . . . . . . .     1,501,181        8.6%
  One Lillehei Plaza
  St. Paul, MN 55117-9983

Rho Management Partners L.P.  . . . . . . . . . . . . . . . . . . . . .     1,066,386        6.1%
  Cedar Ridge Road
  Bedminster, NJ  07921

Reese S. Terry, Jr.(4)  . . . . . . . . . . . . . . . . . . . . . . . .       735,500        4.2%
Robert P. Cummins(5)  . . . . . . . . . . . . . . . . . . . . . . . . .       589,368        3.3%
William H. Duffell(6) . . . . . . . . . . . . . . . . . . . . . . . . .       178,681        1.0%
Stanley H. Appel, M.D.(7) . . . . . . . . . . . . . . . . . . . . . . .       125,050         *
Thomas A. Duerden, Ph.D.(8) . . . . . . . . . . . . . . . . . . . . . .        62,750         *
Tony Coelho(9)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        45,765         *
Michael J. Strauss(10)  . . . . . . . . . . . . . . . . . . . . . . . .        40,000         *
All executive officers and directors as a group (10 persons)(11)  . . .     2,096,091       11.3%

--------------------
  *  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Cyberonics Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage holdings of the person holding such options but are not deemed outstanding for computing the percentage holdings of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Cyberonics Common Stock shown as beneficially owned by them.

(2) Pursuant to a letter agreement dated March 28, 1997, the Clark Estates is entitled to designate one person to serve on the Company's Board of Directors for as long as the Clark Estates retains at least 600,000 of the aggregate of

     901,408 shares of Common Stock purchased on such date by parties affiliated with the Clark Estates. To date, the Clark Estates has not exercised this right.

(3) In connection with the acquisition of these shares, St. Jude entered into a Stockholders' Agreement which provides, among other things, that St. Jude will not acquire additional shares of Common Stock if such acquisition results in St. Jude holding more than 19% of the outstanding Common Stock of the Company.

(4) Includes 134,500 shares held in trusts for the benefit of Mr. Terry's children of which Mr. Terry serves as trustee. Also includes 44,500 shares subject to options exercisable on or before February 13, 1999.

(5) Includes 10,000 shares held in trust for the benefit of Mr. Cummins' children of which Mr. Cummins serves as trustee. Also includes 416,668 shares subject to options exercisable February 13, 1999.

(6) Includes 108,333 shares subject to options exercisable on or before February 13, 1999.

(7) Includes 81,250 shares subject to options exercisable on or before February 13, 1999.

(8) Includes 41,250 shares subject to options exercisable on or before February 13, 1999.

(9) Includes 42,165 shares subject to options exercisable on or before February 13, 1999.

(10) Includes 22,500 shares subject to options exercisable on or before February 13, 1999.

(11) Includes 1,058,249 shares subject to options held by executive officers and directors, which options are exercisable on or before February 13, 1999. Also includes shares which may be determined to be beneficially owned by executive officers and directors. See Notes 4 through 10.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders, assuming reinvestment of all dividends, of the Company's Common Stock since June 30, 1993 to the cumulative total return over such period of
(i) the Standard & Poor's 500 Index and (ii) the Standard & Poor's Medical Products & Supplies Index. The graph assumes that $100 was invested on June 30, 1993 in the Common Stock of the Company and in each of the comparative indices. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                            [PERFORMANCE GRAPH]

                    6/30/93   6/30/94   6/30/95    6/30/96   6/30/97   6/30/98
                    -------   -------   -------    -------   -------   -------
 Cyberonics, Inc.    100.0      83.8      43.2       64.9      83.8     114.9

 S&P 500             100.0      98.6     120.9      148.9     196.5     251.7

 S&P Medical         100.0      94.3     142.2      184.7     242.3     321.5

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid by the Company for the year ended June 30, 1998 to the Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                                    Securities
                                                                                                    Underlying
                                                                                                    Options(#)
                                                                                                   ------------
                                                                  Salary ($)         Bonus ($)       Long-term
                                                      Fiscal    ---------------   --------------   Compensation      All Other
             Name and Principal Position               Year            Annual Compensation            Awards       Compensation
--------------------------------------------------   --------   --------------------------------   ------------   --------------
Robert P. Cummins(1)  . . . . . . . . . . . . . .      1998        $  200,000       $  56,000         250,000     $   253(2)
President and Chief Executive Officer                  1997           196,596          68,530         356,000         294(2)
                                                       1996           140,758          32,930          50,000       8,194(2)(3)

Reese S. Terry, Jr. . . . . . . . . . . . . . . .      1998        $  147,000       $  41,160            --       $ 4,114(2)
Chairman of the Board and Executive                    1997           146,693          32,596          63,500       6,705(2)
Vice President                                         1996           130,880          32,950            --         5,321(2)

William H. Duffell, Jr., Ph.D.(4) . . . . . . . .      1998        $  157,500       $  44,100          51,235     $   257(2)
Vice President, Clinical and Regulatory                1997           157,356          32,963          90,000      13,952(5)
Affairs                                                1996           150,000          27,886            --        27,881(6)

John K. Bakewell(7) . . . . . . . . . . . . . . .      1998        $  135,000       $  37,800          50,000     $   213(2)
Vice President Finance and Administration              1997           131,187          29,527         135,000         263(2)
and Chief Financial Officer                            1996           105,502          27,537            --           225(2)

Rick L. Amos(8) . . . . . . . . . . . . . . . . .      1998        $  140,769       $ 165,427(9)      175,000     $ 5,831(2)(10)
Vice President, Sales

--------------------
(1)  Mr. Cummins became an executive officer of the Company in fiscal 1996.
(2)  Represents premiums paid by the Company for term life insurance.
(3) Also includes $7,900 paid to Mr. Cummins in fiscal 1996 as a travel/auto allowance.
(4) Dr. Duffell joined the Company in 1995. Dr. Duffell's bonus in fiscal 1996 includes a $10,000 bonus related to Dr. Duffell's relocation to Houston.
(5) Represents $332 paid by the Company for term life insurance and $13,620 paid to Dr. Duffell for expenses related to relocation to Houston.
(6) Represents $315 paid by the Company for term life insurance and $27,566 paid to Dr. Duffell for expenses related to relocation to Houston.
(7)  Mr. Bakewell resigned from his position with the Company in July 1998.
(8) Mr. Amos joined the Company as Area Sales Director-Midwest Region in July 1997, and served as Vice President, Sales from April 1998 to October 1998.
(9) Includes $158,427 in sales commissions based on Mr. Amos' performance as an Area Sales Director.
(10) Also includes an $5,631 Area Sales Director automobile allowance.

     OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth each grant of stock options made during the year ended June 30, 1998 to each of the Named Executive Officers:

                                                           Individual Grants                               Potential Realizable
                                      -----------------------------------------------------------            Value at Assumed
                                                         Percent of                                       Annual Rates of Stock
                                        Number of       Total Options                                       Price Appreciation
                                        Securities       Granted to                                       for Option Term($)(2)
                                        Underlying      Employees in     Exercise                     ----------------------------
                                         Options           Fiscal          Price       Expiration
Name                                    Granted(#)         Year(2)        ($/sh)          Date             5%             10%
----------------------------------    --------------    -------------    ----------    -----------    ------------    ------------
Robert P. Cummins  . . . . . . . . .     250,000           5.5%           $15.125      10/13/2007      $2,378,008      $6,026,339
Reese S. Terry, Jr.  . . . . . . . .          --            --                 --            --                --               --
John K. Bakewell (3) . . . . . . . .      50,000           1.1%           $15.125      10/13/2007         475,602        1,205,268
William H. Duffell, Jr., Ph.D. . . .      50,000           1.1%           $15.125      10/13/2007         475,602        1,205,268
                                           1,235            *             $  9.56      02/09/2008           7,425           18,817
Rick L. Amos  . . . . . . . . . . .       75,000           1.7%           $  7.25      07/15/2007         341,961          866,597
                                         100,000           2.2%           $ 13.75      05/19/2008         864,730        2,191,396

--------------------
*    Less than 0.1%
(1) Total number of shares subject to options granted to employees in fiscal 1998 was 4,518,154 which number includes options granted to employee directors.
(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(3)  Mr. Bakewell resigned from his position with the Company in July 1998.

     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES. The following table sets forth, for each of the Named Executive Officers, each exercise of stock options during the fiscal year ended June 30, 1998 and the year-end value of unexercised options:

                                                                       Number of Securities               Value of Unexercised
                                      Shares           Value          Underlying Unexercised                  In-the-money
                                     Acquired        Realized       Options at Fiscal Year-end         Options at Fiscal Year-end
              Name                On Exercise(#)      ($)(1)      Exercisable/unexercisable(#)(2)    Exercisable/unexercisable($)(3)
-------------------------------   --------------    ----------    -------------------------------    -------------------------------
Robert P. Cummins . . . . . . .        8,000        $   80,625          383,334/216,666                   $     2,646,875/$0
Reese S. Terry, Jr  . . . . . .        9,000            65,813           44,500/10,000                    $  336,531/$75,625
John K. Bakewell (4)  . . . . .         --                --             169,665/55,335                   $1,223,399/$88,789
William H. Duffell, Jr., Ph.D..       64,998         1,378,958           94,901/66,336                    $ 696,690/$169,640
Rick L. Amos  . . . . . . . . .       14,000           336,000           4,853/156,147                    $  10,756/$195,119

--------------------
(1) Represents market value of underlying securities at date of exercise less option exercise price.
(2) Options granted by the Company generally vest over a four-year period such that 12.5% of the shares subject to the option vest on the six month anniversary of the grant date, and 1/48 of the optioned shares vest each month thereafter until fully vested.
(3) Market value of underlying securities at fiscal year-end ($10.625/per share) minus the exercise price.
(4)  Mr. Bakewell resigned from his position with the Company in July 1998.

REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee of the Board of Directors (the "Compensation Committee") describes the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended June 30, 1998. The information contained in the reports shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any previous or future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

     TO THE STOCKHOLDERS:

     The Compensation Committee of the Board of Directors, consisting of Dr. Appel and Mr. Coelho, is responsible for establishing the compensation payable to the Company's executive officers and other key employees, and for administering the Company's stock plans.

     COMPENSATION POLICY

     The Company's executive compensation policies are designed to attract, retain and motivate the highly skilled executive officers upon whose performance the Company is dependent by providing compensation packages competitive with those provided by similarly situated companies with whom the Company competes for key employees. It is the Company's policy that compensation of executive officers should include base compensation coupled with stock-based incentive opportunities and cash bonuses based on their level of responsibility. The Company does not contribute to any retirement programs on behalf of any employees. Compensation levels for all employees, including executive officers, are generally established for each fiscal year near the beginning of the fiscal year.

     BASE SALARIES

     Base salaries for all employees are generally set at levels that are viewed as competitive. The increase in annual base salaries for non-officer employees for fiscal 1998 were established by the Compensation Committee in October 1997, and generally reflected increases of 3% to 7% over fiscal 1997 levels. With respect to officers, the Compensation Committee determined that the primary elements of officer compensation were to be base salaries together with bonus plan earnings and equity participation through options. Base salaries for specific executive officers were compared to salaries paid by companies similarly situated to the Company as well as to the other executive officers' salaries relative to the contribution to the Company by such officers. As a result of this review, the base salary levels of officers remained unchanged from the fiscal 1997 levels, except that two officers received an increase in their base salaries based on their performance and contribution to the Company.

     BONUSES

     The Company generally establishes target bonus levels for executive officers at the same time that annual salary levels are established for the fiscal year. For fiscal 1998, maximum bonus levels were set at 30% of base salary, the same as fiscal 1997. Bonus payout is generally tied to a number of Company-wide performance goals. Based upon Company performance during fiscal 1998, executive officers were paid 100% of their potential bonuses.

     STOCK OPTION AWARDS

     Because a substantial majority of the options held by officers of the Company would have been fully vested by the end of fiscal 1998, the Compensation Committee believed that it was critical to provide further options to executive officers and other key employees, in order for such persons to continue to have a stake in the long term success of the Company. Accordingly, the Board evaluated the levels of options held by officers, and granted additional options to the officers and certain key employees.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee believes that the compensation of the Chief Executive Officer, Mr. Cummins, should be closely tied to the success of the Company, and should provide Mr. Cummins with a stake in the future success of the Company. Based upon Mr. Cummins' performance on behalf of the Company and for the reasons stated above for the other executive officers of the Company, Mr. Cummins' base salary remained unchanged from his fiscal 1997 base salary. He was awarded a bonus equal to 30% of his base salary, which represented the maximum bonus that could be paid. In addition, Mr. Cummins was granted an option to purchase 250,000 shares of Common Stock at an exercise price equal to the fair market value as of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and ten-percent stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, for the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with except as follows: (1) William H. Duffell did not file two Form 4s for option exercises in February and March 1998; a Form 5 was filed in August 1998 covering those option exercises; (2) Reese S. Terry did not file a Form 4 for an option exercise in May 1998; a Form 5 was filed in August 1998 reporting such option exercise; and (3) Rick L. Amos became a reporting person on April 28, 1998, but did not file a Form 3 until August 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain stockholders of the Company, including Messrs. Cummins and Terry, Drs. Appel and Duffell and venture capital firms formerly affiliated with Mr. Cummins, are entitled to certain registration rights with respect to the Common Stock and certain stock options held by them.

     As of June 30, 1998, Rick L. Amos, then Vice President, Sales of the Company, owed the Company $100,000 under a loan provided to Mr. Amos in fiscal 1998 to cover certain relocation expenses. The loan bears interest at 81/2% per annum, and is secured by the shares of Cyberonics Common Stock held by or underlying options held by Mr. Amos. All principal and interest on the loan is due on the earliest to occur of (i) the termination of Mr. Amos' employment with the Company, regardless of the reason for such termination, (ii) the closing of a merger or reorganization of the Company or the sale of all or substantially all of the assets of the Company, and (iii) December 31, 2000, provided that if Mr. Amos sells any shares of Cyberonics common stock held by him or issued to him upon exercise of options held by him, the proceeds from such sale shall be used to repay the principal and accrued interest in whole or in part even if such sale occurs prior to the due date of the loan.

     The Company's Bylaws provide that the Company is required to indemnify its officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that the Company is required to advance expenses to its officers and directors as incurred. Further, the Company has entered into indemnification agreements with its officers and directors. The Company believes that its charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

        PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the books, records and accounts of the Company for the current fiscal year ending June 30, 1999. Arthur Andersen LLP has audited the Company's financial statements since the fiscal year ended June 30, 1988.

     The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to approve and ratify the Board's selection of Arthur Andersen LLP The Board of Directors recommends voting "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     A representative of Arthur Andersen LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                                 OTHER MATTERS

     Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgement.


                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Reese S. Terry, Jr.

                                       Secretary

CBR32B                                DETACH HERE
-------------------------------------------------------------------------------

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              CYBERONICS, INC.

             ANNUAL MEETING OF STOCKHOLDERS - JANUARY 28, 1999

The undersigned stockholders of Cyberonics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders, and hereby appoints Robert P. Cummins and Pamela B. Westbrook, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Cyberonics, Inc., to be held on January 28, 1999, at 9:00 a.m., local time, at the South Shore Harbor Resort & Conference Center, 3500 South Shore Boulevard, League City, Texas, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

-------------------------------------------------------------------------------

     ---------------                                       ---------------
       SEE REVERSE        CONTINUED AND TO BE SIGNED         SEE REVERSE
          SIDE                 ON REVERSE SIDE                   SIDE
     ---------------                                       ---------------

CBR32A                                DETACH HERE
-------------------------------------------------------------------------------

       PLEASE MARK
  /X/  VOTES AS IN
       THIS EXAMPLE.


This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of Directors, FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants, and as said proxies deem advisable on such other matters as may come before the meeting.

     1.  ELECTION OF DIRECTORS.                                                                         FOR   AGAINST  ABSTAIN
         Nominees: Robert P. Cummins, Reese S. Terry, Jr.,     2.  Proposal to ratify the appointment
         Thomas A. Duerden, Ph.D.; Stanley H. Appel, M.D.;         of Arthur Andersen LLP as the        / /     / /      / /
         Tony Coelho; Michael J. Strauss, M.D.                     Company's independent public
                                                                   accountant for the 1999 fiscal year.
                FOR                   WITHHELD
                ALL    / /       / /  FROM ALL
              NOMINEES                NOMINEES

                                                               and upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.
     / /      ----------------------------------------
              For all nominees except as noted above.

                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

                                                               (This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If the shares are held by joint tenants or as community property, both should sign).

Signature:                       Date:                    Signature:                     Date:
          ---------------------       -------------------           --------------------       --------------------------------